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                                                                 Exhibit 23.6

                                    CONSENT

     The undersigned, Ronald L. Skates, has agreed to become a director of Cabot Microelectronics Corporation (the "Company") upon the effectiveness of the Company's Registration Statement on Form S-1, File No. 333-95093, as amended (the "Registration Statement") filed with the Securities and Exchange Commission in connection with the Company's initial public offering. The undersigned hereby consents to being named as a director designee in the Registration Statement.


Dated: March 31, 2000                        Ronald L. Skates
                                             ---------------------------
                                             Ronald L. Skates